Exhibit 107
Calculation of Filing Fee Tables
S-4
(Form Type)
GALAXY DIGITAL INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.001 per share(3)	457(f)(1)	108,844,672	$6.94	$755,382,023.68	$147.60 per $1,000,000	$111,494.39
Fees Previously Paid	Equity	Class A Common Stock, par value $0.001 per share(4)	457(f)(1)	101,612,044	$11.76	$1,194,957,637.44	$109.10 per $1,000,000	$110,772.57
	Equity	Class A Common Stock, par value $0.001 per share(5)	457(f)(1)	42,680,995	$11.76	$501,928,501.20	$109.10 per $1,000,000	$46,528.77
	Equity	Warrants to purchase shares of Class A Common Stock(6)	457(g)	1,647,556	$11.76	$19,375,258.56	$109.10 per $1,000,000	$1,796.09

	Total Offering Amounts					$755,382,023.68		$111,494.39
	Total Fees Previously Paid					—		$159,097.44
	Total Fee Offsets					—		—
	Net Fee Due					—		$0
(1)All securities being registered pursuant to this registration statement will be issued by Galaxy Digital Inc. (formerly known as Galaxy Digital Pubco Inc.) (“Pubco”), as the registrant following the consummation of the Reorganization and the Reorganization Merger (as defined under “Explanatory Note” and described in this registration statement). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of Pubco Class A common stock as may be issuable as a result of stock splits, stock dividends or the like.
(2)Estimated solely for the purpose of calculating the registration fee based on the U.S. dollar equivalent of the average of the high and low prices for the ordinary shares of Galaxy Digital Holdings Ltd. (“GDHL”) on the Toronto Stock Exchange on December 18, 2023 (such average per share price being $6.94 per share, after converting such average per share price into U.S. dollars at an exchange rate of 1.340 CAD to 1.00 USD as of December 18, 2023), in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended.
(3)Represents 108,844,672 shares of Pubco Class A common stock estimated to be issued to existing holders of GDHL ordinary shares pursuant to the transactions described in the Management Circular/Prospectus contained in this registration statement, based on the number of GDHL ordinary shares that were issued and outstanding on December 18, 2023.
(4)Represents 101,612,044 shares of Pubco Class A common stock estimated to be issued to existing holders of GDHL ordinary shares pursuant to the transactions described in the Management Circular/Prospectus contained in this registration statement, based on the number of GDHL ordinary shares that were issued and outstanding on January 14, 2022.
(5)Represents 42,680,995 shares of Pubco Class A common stock, which number of shares was previously estimated to be the maximum number of shares of Pubco Class A common stock that would have been issued to holders of BitGo Holdings, Inc. (“BitGo”) capital stock and applicable equity awards in connection with the BitGo Acquisition (as previously defined under “Explanatory Note” and described in this registration statement) pursuant to the transactions described in the Consent Solicitation Statement/Prospectus previously contained in this registration statement and as contemplated by that certain Agreement and Plan of Merger by and among Pubco, GDHL, Galaxy Digital Holdings LP, Reorganization Merger Sub, GDH Titan Merger Sub 2, Inc., BitGo and Fortis Advisors LLC, dated May 5, 2021 (as it may be amended, modified or otherwise supplemented from time to time). The BitGo Acquisition will not be consummated and such shares are no longer being registered pursuant to this registration statement.
(6)Represents warrants to purchase 1,647,556 shares of Pubco Class A common stock (the “Warrants”), based on the total number of warrants to purchase ordinary shares of GDHL outstanding on January 14, 2022, all of which were, as of the date hereof, either (i) previously exercised for ordinary shares of GDHL or (ii) expired unexercised in November 2022, and are no longer outstanding nor being registered pursuant to this registration statement.